EXHIBIT 21


                             Base Ten Systems, Inc.
                           Subsidiaries of Registrant


The following are wholly-owned subsidiaries of the Registrant:


                                                   State or Jurisdiction
    Name                                             of Organization
   -----                                            ---------------

Base Ten Software, Inc.                               New Jersey (a)

Base Ten FlowStream, Inc.                             New Jersey (a)

Base Ten Systems, Ltd.                                United Kingdom (a)

Base Ten Software, Ltd.                               Ireland (a)

BTS Software GmbH                                     Germany (a)

Base Ten Systems NV                                   Belgium (a)

Base Ten Aerospace and Communications, Inc.           New Jersey (b)

Base Ten of Canada, Ltd.                              Canada (b)

Base Ten Investment, Co.                              Delaware (b)

Base Ten International Sales, Ltd.                    Jamaica (b)



(a) Financial statements included in Consolidated Financial Statements of Registrant

(b) Dormant